Exhibit 1.1

PPL CORPORATION

COMMON STOCK, PAR VALUE $.01 PER SHARE

EQUITY DISTRIBUTION AGREEMENT

February 26, 2015

February 26, 2015

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

1. PPL Corporation, a Pennsylvania corporation (the “Company”), proposes to issue and sell through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agent and/or principal (“you” or “BAML”), on the terms set forth in this equity distribution agreement (this “Agreement”), shares (the “Shares”) of its common stock, par value $.01, having an aggregate gross sales price of up to $500,000,000 (the “Maximum Amount”). The shares of common stock, par value $.01, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company has also entered into an equity distribution agreement (an “Alternative Equity Distribution Agreement” and, together with this Agreement, the “Distribution Agreements”), dated of even date herewith, with Merrill Lynch, Pierce, Fenner & Smith Incorporated (an “Alternative Manager” and, together with BAML, the “Managers”).

The Company agrees that whenever it determines to sell the Shares directly to BAML as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to BAML and the Company, relating to such sale in accordance with Section 3 of this Agreement. Whenever the Company determines to sell the Shares directly to an Alternative Manager as principal, it will enter into a separate agreement (an “Alternative Terms Agreement”), in form and substance mutually satisfactory to such Alternative Manager and the Company, relating to such sale in accordance with Section 3 of the Alternative Equity Distribution Agreement. The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement, any Terms Agreement, any Alternative Equity Distribution Agreement and any Alternative Terms Agreement shall not exceed the Maximum Amount. In addition, the aggregate number of Shares sold pursuant to this Agreement, any Terms Agreement, any Alternative Equity Distribution Agreement and any Alternative Terms Agreement shall not exceed the Maximum Number.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-202290), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Shares under the Securities Act. Promptly after the date of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information (other than a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that has not been approved in writing by the Company and BAML) and includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to BAML for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date hereof, any preliminary prospectuses that form a part thereof and the most recent Interim Prospectus Supplement (as defined in Section 7(c) below), if any, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

2. Representations and Warranties. The Company represents and warrants to BAML as of the date hereof and each Time of Sale (as defined below), and agrees that:

(a) (1) At the time of filing the Original Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations or made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) and (4) at the date hereof, the Company was and is eligible to register and issue the Securities, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

(b) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations on February 25, 2015, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company, or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations), has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to BAML pursuant to Rule 430B(f)(2) under the Securities Act Regulations (each, a “Deemed Effective Time”), as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”) and as of each Settlement Date (as defined below), as applicable, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Time of Sale, as applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto or any Interim Prospectus Supplement) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to BAML for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of each Time of Sale, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to such Time of Sale, the Statutory Prospectus and any Issuer Free Writing Prospectus, including any additional information listed on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of each Time of Sale, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and BAML. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies BAML as described in Section 7(h), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by BAML expressly for use therein (the only such information being that set forth on Schedule III hereto);

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of incorporation with corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus and to enter and to perform its obligations under this Agreement.

(d) This Agreement has been duly authorized, executed and delivered by the Company.

(e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the General Disclosure Package and the Prospectus.

(f) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.

(g) The Shares of Common Stock to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized; such Shares, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such Shares will not be subject to any preemptive or similar rights.

(h) No consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company in connection with its execution and delivery of this Agreement or the performance by the Company of its obligations hereunder or thereunder, except such as have been obtained and such as may be required under the “blue sky” laws of any jurisdiction in connection with the distribution of the Shares by BAML in the manner contemplated herein and in the General Disclosure Package and the Prospectus.

(i) Neither the execution and delivery of this Agreement nor the issue and sale of the Shares, nor the consummation of any of the transactions herein contemplated, will (i) violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company or (iii) any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, except in the case of clauses (i) and (iii) above, for such violations, breaches or defaults that would not in the aggregate have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(j) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change, or event or occurrence that would result in a material adverse change, in the financial position or results of operations of the Company.

(k) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(l) No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act (i) has imposed (or has informed the Company or its subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Company’s or its applicable subsidiaries retaining any rating assigned to the Company or its applicable subsidiaries or any securities of the Company or its applicable subsidiaries or (ii) has indicated to the Company or its subsidiaries that it is considering any of the actions described in Section 6(c)(v) hereof.

(m) Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and issued their report with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company during the periods covered by their reports within the meaning of the Securities Act and the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(n) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements.

(o) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, each set forth or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles.

(p) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(r) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(s) The Company maintains “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act.

(t) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

You represent and warrant to, and agree with, the Company, its directors and such of its respective officers as shall have signed the Registration Statement, that the information set forth in Schedule III hereto furnished to the Company by or through you or on your behalf expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

3. Sale of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and BAML agree that the Company may from time to time seek to sell Shares through BAML, acting as sales agent as follows:

(i) The Company may submit its orders to BAML by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by BAML (and accepted by the Company) by electronic mail or facsimile using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(ii) Subject to the terms and conditions hereof, BAML shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which BAML has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that BAML will be successful in selling the Shares, (ii) BAML will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) BAML shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(iii) The Company shall not authorize the issuance and sale of, and BAML shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to clause (i) of this Section 3(a) above. In addition, the Company or BAML may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv) BAML shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to BAML with respect to such sales.

(v) At each Time of Sale, Settlement Date (as defined below) and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of BAML to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 7 of this Agreement.

(b) If the Company wishes to issue and sell the Shares to BAML other than as set forth in Section 3(a) of this Agreement (each such sale, a “Placement”), it will notify BAML of the proposed terms of such Placement. If BAML, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, BAML and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) Notwithstanding any other provision of this Agreement, the Company and BAML agree that, except as otherwise agreed by the Company and BAML with respect to sales on any specific day, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and BAML shall not be obligated to sell or offer to sell, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information, or (iii) except as provided in Section 3(d) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(d) If the Company wishes to offer, sell or deliver Shares on any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to BAML (with a copy to counsel to BAML) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to BAML, and obtain the consent of BAML to the filing thereof (such consent not to be unreasonably withheld), (ii) provide BAML with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 7(m), (n) and (p) hereof; respectively, (iii) afford BAML the opportunity to conduct a due diligence review in accordance with Section 7(q) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 3(c) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(d) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 7 hereof and (B) this Section 3(d) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(c), which shall have independent application.

4. Fee. (a) The compensation to BAML for sales of the Shares with respect to which BAML acts as sales agent hereunder shall be up to 1% of the gross offering proceeds of the Shares sold pursuant to this Agreement.

(b) If this Agreement is terminated by the Company prior to December 31, 2015 in accordance with the provisions of Section 12 and, at the time of the Company’s notice of termination, the gross purchase price of the Shares sold pursuant to this Agreement is less than $50,000,000, the Company shall reimburse BAML for up to $100,000 of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for BAML incurred by it in connection with the offering contemplated by this Agreement.

5. Payment, Delivery and Other Obligations.

(a) The Company will deliver the Shares to you against payment by you of the purchase price therefor (such delivery and payment herein referred to as the “Settlement”) by wire transfer of immediately available funds to the Company’s account at 10:00 A.M., New York Time, or as soon as possible thereafter, on the third Trading Day following the date on which sales pursuant to this Agreement are made (each such day, a “Settlement Date”). Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to BAML’s or its designee’s account (provided that BAML shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.

(b) BAML represents and agrees that, unless it obtains the prior written consent of the Company, it has not and will not make any offer relating to the Shares that would constitute or would use an “issuer free writing prospectus” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that would be required to be filed with the Commission.

6. Conditions to BAML’s Obligations. The obligations of BAML are subject to the following conditions:

(a) BAML shall have received on each date specified in Section 7(p), a letter dated such date in form and substance satisfactory to BAML, from Ernst & Young LLP, independent public accountants for the Company, containing (i) statements and information of the type ordinarily included in accountants’ “comfort letters” (the first such letter, the “Initial Comfort Letter”) and (ii) with respect to letters delivered after the Initial Comfort Letter only, statements and information updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter. The procedures described in such letters were prescribed by BAML and are sufficient to satisfy the condition in this Section 6(a).

(b) The Registration Statement shall have become effective and on the Settlement Date, as applicable, no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to BAML. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or the cover page of a prospectus filed pursuant to Rule 424(b).

(c) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date, there shall not have occurred (i) any material adverse change not contemplated by the Prospectus (as it exists on the date hereof), or any development that could reasonably be expected to result in a material adverse change, in or affecting particularly, the business or properties of the Company which, in your judgment, makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Shares; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by federal or New York authorities or a material disruption in securities settlement, payment or clearance services in the United States; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Shares; or (v) any decrease in the Company’s corporate issuer ratings by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, the Company’s corporate issuer rating.

(d) BAML shall have received on each date specified in Section 7(n) below an opinion, in form and substance satisfactory to BAML, of Frederick C. Paine, Esq., Senior Counsel, or such other counsel for the Company as may be acceptable to BAML, dated such date, to the effect that:

(i) The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and to conduct its business as described in each of the Registration Statement and the Prospectus;

(ii) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (1) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, any Statutory

Prospectus or the Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement, any Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required and (2) nothing has come to the attention of such counsel that would lead such counsel to believe either that the Registration Statement, as of its applicable effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as supplemented, as of the date of this Agreement, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and financial schedules and other financial and statistical data derived from the financial statements contained in the Registration Statement, the General Disclosure Package or the Prospectus;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) No consent, approval, authorization or other order of any public board or body of the United States or the Commonwealth of Pennsylvania (except for the registration of the Shares under the Act and other than in connection or compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which such counsel need express no opinion) is legally required for the authorization of the issuance and sale of the Shares;

(v) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) the articles of incorporation or by-laws of the Company, (ii) to the best of such counsel’s knowledge, any indenture, bank loan or credit agreement or other evidence of indebtedness binding upon the Company or any agreement or other instrument binding upon the Company that, in the case of any such agreement specified in this clause (v) is material to the Company, or (iii) to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company;

(vi) There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company’s articles of incorporation or by-laws;

(vii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement or the Prospectus;

(viii) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and

(ix) The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and conform to the description thereof contained in the Registration Statement or the Prospectus, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

In rendering such opinion, such counsel may rely as to matters governed by New York law upon the opinion of Simpson Thacher & Bartlett LLP referred to below in Section 6(e) of this Agreement.

(e) BAML shall have received on each date specified in Section 7(n) below an opinion, in form and substance satisfactory to BAML, of Simpson Thacher & Bartlett LLP, outside counsel for the Company, dated such date, to the effect that:

(i) The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized by the Company and, upon issuance, payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable;

(ii) There are no preemptive rights under federal or New York State law to subscribe for or purchase shares of the Common Stock. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company’s articles of incorporation or by-laws;

(iii) The Registration Statement has become effective under the Securities Act and the Prospectus was filed within two business days of the date of this Agreement pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

(iv) This Agreement has been duly authorized, executed and delivered by the Company;

(v) None of the execution, delivery and performance by the Company of this Agreement will violate any federal or New York State statute or any rule or regulation that has been issued pursuant to any federal or New York State statute or any order known to us issued pursuant to any federal or New York State statute by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except that such counsel need express no opinion with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law;

(vi) Subject to the qualifications and limitations stated therein, the statements set forth in the Prospectus under the caption “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(vii) No consent, approval, authorization, order, registration or qualification of or with any federal, New York governmental agency or body or, to such counsel’s knowledge, any federal or New York court is required for the issuance and sale of the Shares by the Company pursuant to this Agreement and the compliance by the Company with all of the provisions of this Agreement, except that such counsel need express no opinion with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law;

(viii) The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to in above Section 6(d) of this Agreement.

(f) BAML shall have received on each date specified below in Section 7(n) from Simpson Thacher & Bartlett LLP, outside counsel to the Company, a letter in form and substance satisfactory to you, dated such date, to the effect that:

(i) Such counsel advises you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need express no view with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement the Prospectus or the Exchange Act Documents (as defined therein); and

(ii) Nothing has come to such counsel’s attention that causes such counsel to believe that (a) the Registration Statement (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of such date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) the Prospectus (including the Exchange Act documents incorporated or deemed incorporated by reference therein), as of its date and on the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no belief in any of clauses (a) or (b) above with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act documents.

The opinion of counsel for the Company described above in Sections 6(e) and (f) above shall be rendered to BAML at the request of the Company and shall so state therein.

(g) BAML shall have received on each date specified in Section 7(o) below an opinion of Sullivan & Cromwell LLP, counsel for BAML, dated such date, in form and substance reasonably satisfactory to BAML. In rendering such opinion, Sullivan & Cromwell LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to above in Section 6(d) of this Agreement.

(h) BAML shall have received on each date specified in Section 7(m) a certificate, dated such date and signed by either an executive officer of the Company or one of the Controller, the Treasurer or an Assistant Treasurer of the Company in which such officer, to the best of his or her knowledge and after reasonable investigation, shall state that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such date; (ii) the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission; and (iv) no event to the effect described in Section 6(c)(i) has occurred.

(i) The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(j) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

In case any such condition shall not have been satisfied, this Agreement may be terminated by BAML upon notice in writing or by facsimile to the Company without liability or obligation on the part of the Company or BAML, except as provided in Sections 7(f), 7(j), 10, 13 and 15 hereof.

7. Covenants of the Company. The Company covenants and agrees with BAML as follows:

(a) Subject to Section 7(b), to comply with the requirements of Rule 430B and to notify BAML immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement and/or any notice objecting to its use or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Shares within the time required by

Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) To give BAML notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish BAML with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which BAML shall reasonably object in writing. The Company will give BAML notice of their intention to make any such filing pursuant to the Exchange Act or Exchange Act Regulations from the Time of Sale to the Settlement Date and will furnish BAML with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which BAML shall reasonably object in writing.

(c) To file, subject to Section 7(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the prospectus supplement and for the duration of the Delivery Period (as defined below). For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to the Distribution Agreements, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 7(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To furnish to BAML, without charge, during the period when the Prospectus is required to be delivered under the Securities Act (the “Delivery Period”), as many copies of the Prospectus and any amendments and supplements thereto as BAML may reasonably request.

(e) That before amending and supplementing the preliminary prospectus or the Prospectus, it will furnish to BAML a copy of each such proposed amendment or supplement and that it will not use any such proposed amendment or supplement to which BAML reasonably objects in writing.

(f) To use its best efforts to qualify the Shares and to assist in the qualification of the Shares by you or on your behalf for offer and sale under the securities or “blue sky” laws of such jurisdictions as you may designate in the United States and Canada, to continue such qualification in effect so long as required for the distribution of the Shares and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Shares for offer and sale, to continue such qualification, to determine its eligibility for investment and to print any preliminary or supplemental “blue sky” survey or legal investment memorandum relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Securities, or to meet any other requirement in connection with this paragraph (f) deemed by the Company to be unduly burdensome;

(g) To promptly deliver to you a true and correct copy of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as you may reasonably request;

(h) If at any time prior to the completion of the sale of the Shares by BAML, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company promptly (i) will notify BAML of any such event; (ii) subject to the requirements of paragraph (b) of this Section 7, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Prospectus to BAML without charge in such quantities as they may reasonably request; provided that, when the Company determines to sell Shares directly to BAML as principal, the expense of preparing and filing any such amendment or supplement (i) that is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Agreement or (ii) that relates solely to the activities of BAML shall be borne by BAML or the dealer requiring the same; and provided further that you shall, upon inquiry by the Company, advise the Company whether or not you or any dealer which shall have been selected by you retains any unsold Shares and, for the purposes of this subsection (h), the Company shall be entitled to assume that the distribution of the Shares has been completed when they are advised by you that neither you nor such dealer retains any

Shares. If at any time following issuance of an Issuer Free Writing Prospectus, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement (or any other registration statement related to the Securities) or the Statutory Prospectus or any preliminary prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify BAML and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(i) The Company will, as soon as practicable, make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act which will satisfy the provisions of Section 11(a) of the Act;

(j) The Company will pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company, including all expenses (except as provided in Section 7(h) above) in connection with the preparation and filing of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to BAML, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Shares to BAML at the place designated in Section 5 hereof, any fees and expenses relating to the eligibility and issuance of the Shares in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Shares, all federal and state taxes (if any) payable (not including any transfer taxes) upon the original issue of the Shares; (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of any preliminary prospectus and each Prospectus, and (except as provided in Section 7(h) above) any amendment or supplement thereto, to BAML; and (iii) all fees and expenses in connection with listing the Securities on the New York Stock Exchange;

(k) The Company represents and agrees that, unless it obtains the prior consent of BAML (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping in accordance with the Securities Act Regulations.

(l) Without (A) giving BAML at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) BAML suspending activity under this program for such period of time as requested by the Company, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through BAML or any Alternative Manager pursuant to this Agreement, any Terms Agreement, any Alternative Equity Distribution Agreement or any Alternative Terms Agreement, as applicable, provided that any such offer to sell, solicitation of an offer to buy, or sales of Shares shall only be effected by or through only one of BAML or any Alternative Manager on any single given day, but in no event by more than one, and the Company shall in no event request that BAML and any such Alternative Manager sell Shares on the same day, (ii) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under the Company’s existing stock option, employee benefit or dividend reinvestment plans (as described in the General Disclosure Package and the Prospectus), or the filing of a registration statement with the Commission relating to the offering of any shares of common stock issued or reserved for issuance under such plans, or (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of shares of Common Stock, provided that such plan does not provide for the repurchase of Common Stock during the Delivery Period.

(m) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than Shares to be sold to or through BAML), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless BAML shall otherwise reasonably request), or (iii) BAML reasonably requests, and each such date referred to in (i),(ii) and (iii) above, a “Representation Date”, to furnish or cause to be furnished to BAML forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to BAML, to the effect that the statements contained in the certificate referred to in Section 6(h) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no sales of Shares under this Agreement have been requested, which waiver shall continue until the earlier to occur of the date the Company submits such an order (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares to or through BAML following a Representation Date when the Company relied on such waiver and did not provide BAML with a certificate under this Section 7(m), then before the Company makes any request to sell Shares under this Agreement, the Company shall provide BAML with such a certificate, dated on or before the date of such order.

(n) On each Representation Date for which no waiver is applicable, the Company shall cause to be furnished to BAML, dated as of such date, in form and substance satisfactory to BAML, the written opinions of Frederick C. Paine, Esq., Senior Counsel, or such other counsel for the Company as may be acceptable to BAML and Simpson Thacher & Bartlett LLP, outside counsel for the Company, as described in Sections 6(d), (e) and (f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions.

(o) Upon the request of BAML, on each Representation Date for which no waiver is applicable, Sullivan & Cromwell LLP, counsel to BAML, shall furnish to BAML a written opinion, dated as of such date in form and substance reasonably satisfactory to BAML.

With respect to Sections 7(n) and 7(o) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish BAML with a letter (a “Reliance Letter”) to the effect that BAML may rely on a prior opinion delivered under Section 7(n) or Section 7(o), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(p) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by BAML, Ernst & Young LLP, independent public accountants of the Company, shall deliver to BAML the comfort letter(s) described in Section 6(a) above. The requirement deliver the comfort letter(s) under this Section 7(p) shall be waived for each time referred to in clauses (i) through (iv) of this Section 7 (p) at which no sales of Shares under this Agreement have been requested, which waiver shall continue until the earlier to occur of the date the Company submits such an order and the next such time that occurs; provided, however, that such waiver shall not apply for any such time on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares to or through BAML following such a time when the Company relied on such waiver and a comfort letter was not provided to BAML under this Section 7(p), then before the Company makes any request to sell Shares under this Agreement, such a comfort letter, dated on or before the date of such order, shall be provided to BAML.

(q) To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by BAML.

(r) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(s) That it consents to BAML trading in the Common Stock for BAML’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(t) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to BAML that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u) Reserved.

(v) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 7(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

8. Conditions to the Obligations of the Company

The obligations of the Company to sell and deliver the Shares on any Settlement Date, as applicable, are subject to the condition that at such Settlement Date no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company, shall be contemplated.

If such condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by facsimile to BAML, to terminate this Agreement without any liability on the part of the Company or BAML, except as provided in Sections 7(e), 7(k), 10, 13 and 15 hereof.

9. Covenants of BAML. BAML covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of BAML that otherwise would not be required to be filed by the Company thereunder, but for the action of BAML.

10. Indemnity and Contribution. (a) The Company agrees that it will indemnify and hold harmless BAML and the officers, directors, partners, members, employees, agents and affiliates of BAML and each person, if any, who controls BAML within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each “an indemnified party”), against any loss, expense, claim, damage or liability to which, jointly or severally, BAML or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the prospectus supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant Rule 433(d) under the Securities Act, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading and, except as hereinafter in this Section provided, the Company agrees to reimburse each indemnified party for any reasonable legal or other expenses as incurred by such indemnified party in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company by BAML expressly for use in any such document.

(b) BAML agrees that it will indemnify and hold harmless the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the prospectus supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant Rule 433(d) under the Securities Act, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company by BAML expressly for use in any such document; and, except as hereinafter in this Section provided, BAML agrees to reimburse the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

(c) Upon receipt of notice of the commencement of any action (including any governmental investigation) involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), an indemnified party (the “indemnified party”) shall, with reasonable promptness, if a claim in respect thereof is to be made against an “indemnifying party” under its agreement contained in this Section 10, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 10. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Shares.

(d) If BAML or person entitled to indemnification by the terms of subsection (a) of this Section 10 shall have given notice to the Company of a claim in respect thereof pursuant to subsection (c) of this Section 10, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 10 or if such claim is unavailable under controlling precedent, BAML or such person shall be entitled to contribution from the Company for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which BAML or such person is entitled, there shall be considered the relative benefits received by BAML or such person and the Company from the offering of the Shares that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), BAML or such person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and BAML agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. The aggregate amount of liabilities and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 10, BAML shall not be required to contribute any amount in excess of the amount by which the total commissions received by BAML for Shares sold by it and distributed to the public exceeds the amount of any damages which BAML has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(f) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and BAML set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of BAML or any person controlling BAML or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) the acceptance of any Shares and payment therefor under this Agreement.

11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through BAML for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 5 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 2 and Section 10 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) BAML shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through BAML for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 5 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 2 and Section 10 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 12(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 2 and Section 10 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by BAML or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 5.

13. Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations and warranties of the Company and of BAML set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of BAML or the Company or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If for any reason the sale of the Shares is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to the provisions herein, and the respective obligations of the Company and BAML pursuant to Section 12 hereof shall remain in effect.

If the sale of the Shares is not consummated for any reason other than solely because of the termination of this Agreement pursuant to a default of BAML or the occurrence of any event specified in clause (ii) (other than for any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market), (iii), (iv) or (v) of Section 6(c), the Company will reimburse BAML for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

14. Entire Agreement. This Agreement represents the entire agreement between the Company and BAML with respect to the preparation of the Registration Statement, the General Disclosure Package or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

15. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction, (b) in connection with the offering of the Shares contemplated hereby and the process leading to such transaction, BAML is and has been acting solely as an agent and/or principal and is not the fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) BAML has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether BAML has advised or is currently advising the Company on other matters) and BAML has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) BAML and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) BAML has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) the Company waives, to the fullest extent permitted by law, any claims it may have against BAML for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that BAML shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, creditors or employees.

16. Parties in Interest. This Agreement shall inure solely to the benefit of the Company and BAML and, to the extent provided in Section 10 hereof, to any person who controls BAML, to the officers and directors of the Company, and to any person who controls the Company, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term “successor” shall not include any assignee of BAML (other than one who shall acquire all or substantially all of BAML’s business and properties), nor shall it include any purchaser of Shares from BAML merely because of such purchase.

17. Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against BAML or any indemnified party. Each of BAML and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by any other electronic means subsequently confirmed in writing, and, if to the Company, shall be sufficient in all respects if delivered or mailed to the Company at Two North Ninth Street, Allentown, Pennsylvania 18101 (facsimile: 610-774-5235), Attn: Treasurer, with a copy to Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, NY 10017 (facsimile: 212-455-2502), Attn: Andrew R. Keller and, if to you, shall be sufficient in all respects if delivered or mailed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, 8th Floor, New York, NY 10036 (Attn: Thomas J. Opladen, Jr. (facsimile: (415) 835-2514), with a copy to David Moran (facsimile: (415) 835-2514)), with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (facsimile 212-558-3588), Attn: Robert W. Downes.

[Signature page follows]

Very truly yours, PPL CORPORATION

By:	/s/ Mark F. Wilten
	Name:	Mark F. Wilten
	Title:	Vice President, Treasurer and Chief Risk Officer

Accepted as of the date first written above MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jeff Kulik
Name: Jeff Kulik
Title: Managing Director

SCHEDULE I

1.	Issuer General Use Free Writing Prospectuses

None.

2.	Other information included in the General Disclosure Package

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and BAML in connection with BAML’s continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 7(m), (n), (o) and (p) of the Agreement, BAML expects to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

The foregoing is an expression of current intent only, and shall not in any manner limit BAML’s rights under the Agreement, including BAML’s right to require such additional due diligence procedures as BAML may reasonably request pursuant to the Agreement.

II-1

SCHEDULE III

Information Represented and Warranted by BAML

Pursuant to Section 2 of Equity Distribution Agreement

None.

III-1

Exhibit A

[Merrill Lynch, Pierce, Fenner & Smith Incorporated Letterhead]

                    , 20

[                    ]

[                                         ]

Attention:

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear                     :

This Confirmation sets forth the terms of the agreement of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”) with PPL Corporation (the “Company”) relating to the sale of shares of the Company’s common stock, par value $.01 per share, having an aggregate gross sales price of up to $[500,000,000][, but in no event more than [•] shares] pursuant to the Equity Distribution Agreement between the Company and BAML, dated                     , 2015 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with BAML to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to BAML:

The transaction set forth in this Confirmation will not be binding on the Company or BAML unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor BAML will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by             a.m./p.m. (New York time) on [the date hereof/                    , 20     ].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

ACCEPTED as of the date first above written

PPL Corporation

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]